                                                                    EXHIBIT 2.01













                         Agreement and Plan of Merger

                                by and between

                                NetSelect, Inc.

                                      and

                             InfoTouch Corporation

                                  Dated as of

                               DECEMBER 31, 1998

                               TABLE OF CONTENTS

1. Plan Of Reorganization.....................................................    2
   1.1 The Merger.............................................................    2
   1.2 Fractional Shares......................................................    3
   1.3 NetSelect Options......................................................    3
   1.4 NetSelect Warrants.....................................................    4
   1.5 Escrow Agreement.......................................................    4
   1.6 Effects of the Merger..................................................    5
   1.7 Further Assurances.....................................................    6
   1.8 Information Statement..................................................    6
   1.9 Tax Free Reorganization................................................    6
   1.10 Accounting Treatment..................................................    7
2. Representation and Warranties of InfoTouch.................................    7
   2.1 Organization and Good Standing.........................................    7
   2.2 Power, Authorization and Validity......................................    7
   2.3 Capitalization.........................................................    8
   2.4 Subsidiaries...........................................................    9
   2.5 No Violation of Existing Agreements....................................    9
   2.6 Litigation.............................................................   10
   2.7 Taxes..................................................................   10
   2.8 InfoTouch Financial Statements.........................................   10
   2.9 Books and Records......................................................   11
   2.10 Title to Properties...................................................   11
   2.11 Absence of Certain Changes............................................   11
   2.12 Intellectual Property.................................................   12
   2.13 Compliance with Laws..................................................   13
   2.14. Employees, ERISA and Other Compliance................................   13
   2.15 Corporate Documents...................................................   14
   2.16 No Brokers............................................................   15
   2.17 Disclosure............................................................   15
   2.18 Information Supplied..................................................   15
   2.19 Contracts and Commitments.............................................   15

   2.20 Insurance.............................................................   16
   2.21 Environmental Matters.................................................   16
   2.22 Interested Party Transactions.........................................   17
3. Representations and warranties of NetSelect................................   17
   3.1 Organization and Good Standing.........................................   17
   3.2 Power, Authorization and Validity......................................   17
   3.3 No Violation of Existing Agreements....................................   18
   3.4 No Brokers.............................................................   18
   3.5 Capitalization.........................................................   18
   3.6 Subsidiaries...........................................................   19
   3.7 Litigation.............................................................   19
   3.8 Taxes..................................................................   20
   3.9 NetSelect Financial Statements.........................................   20
   3.10 Books and Records.....................................................   20
   3.11 Title to Properties...................................................   21
   3.12 Absence of Certain Changes............................................   21
   3.13 Intellectual Property.................................................   22
   3.14 Compliance with Laws..................................................   22
   3.15 Corporate Documents...................................................   23
   3.16 Disclosure............................................................   23
   2.17 Information Supplied..................................................   23
4. InfoTouch Preclosing Covenants.............................................   23
   4.1 Advice of Changes......................................................   23
   4.2 Maintenance of Business................................................   24
   4.3 Conduct of Business....................................................   24
   4.4 Stockholders Approval..................................................   24
   4.5 Information Statement..................................................   24
   4.6 Regulatory Approvals...................................................   24
   4.7 Litigation.............................................................   24
   4.8 No Other Negotiations..................................................   24
   4.9 Access to Information..................................................   25
   4.10 Satisfaction of Conditions Precedent; Necessary Consents..............   25
   4.11 InfoTouch Dissenting Shares...........................................   25
   4.12 Blue Sky Laws.........................................................   25

   4.13 Resignations of InfoTouch Officers and Directors......................   25
   4.14 Amendment of InfoTouch Bylaws.........................................   25
   4.15 Reverse Stock Split and RealSelect Stock Transfer.....................   26
5. NetSelect Preclosing Covenants.............................................   26
   5.1 Advice of Changes......................................................   26
   5.2 Maintenance of Business................................................   26
   5.3 Litigation.............................................................   26
   5.4 Regulatory Approvals...................................................   26
   5.5 Satisfaction of Conditions Precedent; Necessary Consents...............   26
   5.6 Stockholders Approval..................................................   27
   5.7 Information Statement..................................................   27
   5.8 Blue Sky Laws..........................................................   27
   5.9 NetSelect Stockholder Investment Representation Letter.................   27
   4.9 Access to Information..................................................   27
   4.9 RealSelect Stock Transfer..............................................   27
6. closing matters............................................................   27
   6.1 The Closing............................................................   27
   6.2 Exchange of Certificates...............................................   28
   6.3 Assumption of NetSelect Options and Warrants...........................   29
7. Conditions To Obligations of  InfoTouch....................................   29
   7.1 Accuracy of Representations and Warranties.............................   30
   7.2 Covenants..............................................................   30
   7.3 Compliance with Law....................................................   30
   7.4 Government Consents....................................................   30
   7.5 Opinion of NetSelect's Counsel.........................................   30
   7.6 Documents..............................................................   30
   7.7 Stockholder Approval...................................................   30
   7.8 No Litigation..........................................................   30
   7.9 InfoTouch Dissenting Shares............................................   30
   7.10 Consents..............................................................   31
   7.11 Stock Redemption Agreement............................................   31
   7.12 NetSelect Stockholder Investment Representation Letter................   31
   7.13 Amendment of NetSelect Stockholders' Agreement and RealSelect
        Stockholders' Agreement...............................................   31
   7.14 Absence of Material Adverse Change....................................   31

8. Conditions To Obligations of NetSelect.....................................   31
   8.1 Accuracy of Representations and Warranties.............................   31
   8.2 Covenants..............................................................   31
   8.3 Absence of Material Adverse Change.....................................   32
   8.4 Compliance with Law....................................................   32
   8.5 Government Consents....................................................   32
   8.6 Opinion of InfoTouch's Counsel.........................................   32
   8.7 Consents...............................................................   32
   8.8 No Litigation..........................................................   32
   8.9 Stockholder Approvals..................................................   32
   8.10 Dissenting Shares.....................................................   32
   8.11 Termination of InfoTouch Stockholder Agreement........................   33
   8.12 Amendment of NetSelect Stockholders' Agreement and RealSelect
        Stockholders' Agreement...............................................   33
   8.13 NetSelect Stockholder Investment Representation Letter................   33
   8.14 Escrow Agreement......................................................   33
   8.15 Stock Redemption Agreement............................................   33
   8.16 Termination of Rights.................................................   33
   8.17 Satisfactory Form of Legal and Accounting Matters.....................   33
   8.18 Resignations of InfoTouch Officers and Directors......................   33
   8.19 Amendment of InfoTouch Bylaws.........................................   33
9. Termination of Agreement...................................................   34
   9.1 Termination Prior to Closing...........................................   34
   9.3 No Liability...........................................................   34
10. Survival of Representations and Warranties; Indemnification...............   35
   10.1 Survival of Representations...........................................   35
   10.2 Agreement to Indemnify................................................   35
   10.3 Indemnification Procedure.............................................   35
11. Post Closing Covenants of the Parties.....................................   36
   11.1 Merger of InfoTouch and NS LLC........................................   36
   11.2 Redemption of Certain InfoTouch Stockholders..........................   36
11. MISCELLANEOUS.............................................................   36
   12.1 Governing Law; Consent to Jurisdiction................................   36
   12.2 Assignment; Binding Upon Successors and Assigns.......................   37

   12.3 Severability..........................................................   37
   12.4 Counterparts..........................................................   37
   12.5 Other Remedies........................................................   37
   12.6 Amendment and Waivers.................................................   37
   12.7 No Waiver.............................................................   38
   12.8 Expenses..............................................................   38
   12.9 Attorneys' Fees.......................................................   38
   12.10 Notices..............................................................   38
   12.11 Construction of Agreement............................................   39
   12.12 No Joint Venture.....................................................   39
   12.13 Further Assurances...................................................   39
   12.14 Absence of Third Party Beneficiary Rights............................   40
   12.15 Confidentiality......................................................   40
   12.16 Entire Agreement.....................................................   40

EXHIBITS
--------

  Exhibit A    Form of Certificate of Merger
  Exhibit B    Form of LLC Merger Agreement
  Exhibit C    Form of Stock Redemption Agreement
  Exhibit D    Form of Escrow Agreement
  Exhibit E    Amended Bylaws
  Exhibit F    Form of NetSelect Investment Representation Letter
  Exhibit G    Form of Opinion of Counsel of NetSelect
  Exhibit H    Form of Restated NetSelect Stockholders' Agreement
  Exhibit I    Form of Restated RealSelect Agreement
  Exhibit J    Form of Opinion of Counsel of InfoTouch
  Exhibit K    Form of Termination Agreement

                         AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into as of December 31, 1998, by and between NetSelect, Inc., a Delaware corporation ("NetSelect"), and InfoTouch Corporation, a Delaware corporation ("InfoTouch").

                                   Recitals

     A. The parties intend that, subject to the terms and conditions hereinafter set forth, NetSelect merge with and into InfoTouch in a statutory merger (the "Merger"), with InfoTouch to be the Surviving Company in the Merger and renamed "NetSelect, Inc." (such Surviving Company sometimes referred to herein as the "Surviving Company") all pursuant to the terms and conditions of this Agreement and a Certificate of Merger substantially in the form of Exhibit A (the "Certificate of Merger") and the applicable provisions of the laws of the State of Delaware. Upon the effectiveness of the Merger, all outstanding capital stock of NetSelect ("NetSelect Stock") will be converted into capital stock of InfoTouch ("InfoTouch Stock"), and InfoTouch will assume all outstanding options and warrants to purchase shares of capital stock of NetSelect, as provided in this Agreement and the Certificate of Merger.

     B. Subject to the terms and conditions of this Agreement, as soon as practicable after the Effective Time (as such term is defined below), NetSelect, L.L.C., a Delaware limited liability company ("NS LLC"), will merge with and into the Surviving Company in a statutory merger (the "LLC Merger"), with the Surviving Company as the Surviving Company, all pursuant to the terms and conditions of a Merger Agreement substantially in the form attached hereto as Exhibit B (the "LLC Merger Agreement") and a Certificate of Merger substantially in the form attached to the LLC Merger Agreement (the "LLC Certificate of Merger") and the applicable provisions of the laws of the State of Delaware.

     C. Pursuant to the terms and conditions of this Agreement and the Stock Redemption Agreement, substantially in the form attached hereto as Exhibit C (the "Stock Redemption Agreement"), InfoTouch has agreed as soon as practicable after the Effective Time to repurchase, and certain of the holders of InfoTouch Stock listed on Exhibit A to the Stock Redemption Agreement (the "Redeeming Stockholders") have agreed to sell certain of their shares of the Surviving Company Common Stock (the "InfoTouch Stockholder Redemption").

     D. The Merger is intended to be treated as a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, the parties hereto hereby agree as follows:

                                   Agreement

     1.  Plan Of Reorganization

         1.1 The Merger. Subject to the terms and conditions of this Agreement, NetSelect will be merged with and into InfoTouch pursuant to this Agreement and the Certificate of Merger and in accordance with applicable provisions of the laws of the State of Delaware as follows:

              1.1.1 Conversion of Shares. Each share of Class A Common Stock, par value $0.001 per share, of NetSelect ("NetSelect Class A Common Stock"), and each share of Class B Common Stock, par value $0.001 per share, of NetSelect ("NetSelect Class B Common Stock")(collectively, the "NetSelect Common Stock") issued and outstanding immediately prior to the filing of the Certificate of Merger with the Secretary of State of Delaware (with the time of such filing being referred to herein as, the "Effective Time") other than shares, if any, for which appraisal rights have been or will be perfected in compliance with applicable law, will by virtue of the Merger and at the Effective Time, and without further action on the part of any holder thereof, be converted into the right to receive one fully paid and nonassessable share of Common Stock, par value $0.001 per share, of InfoTouch (the "Surviving Company Common Stock"). All shares of any class of capital stock held by NetSelect as treasury shares shall be canceled, and all shares of any class of capital stock of NetSelect held by InfoTouch shall be canceled.

     Each share of NetSelect Series A Convertible Preferred Stock ($0.001 par value per share), Series B Convertible Preferred Stock ($0.001 par value per share), Series C Convertible Preferred Stock ($0.001 par value per share), Series D Convertible Preferred Stock ($0.001 par value per share), Series E Convertible Preferred Stock ($0.001 par value per share) and Series F Preferred Stock Convertible Preferred Stock ($0.001 par value per share) (collectively, "NetSelect Preferred Stock") that is issued and outstanding immediately prior to the filing of the Certificate of Merger with the Secretary of State of Delaware, other than shares, if any, for which appraisal rights have been or will be perfected in compliance with applicable law, will, by virtue of the Merger and at the Effective Time and without further action on the part of any holder thereof, be converted into and represent the right to receive a fully paid and nonassessable share of the corresponding Series A Convertible Preferred Stock ($0.001 par value per share), Series B Convertible Preferred Stock ($0.001 par value per share), Series C Convertible Preferred Stock ($0.001 par value per share), Series D Convertible Preferred Stock ($0.001 par value per share), Series E Convertible Preferred Stock ($0.001 par value per share) or Series F Convertible Preferred Stock ($0.001 par value per share), of the Surviving Company ("Surviving Company Preferred Stock"), as the case may be.

                1.1.2 Adjustments for Capital Changes. Except for the Reverse Stock Split (as defined in Section 4.15 hereof), if before the Effective Time InfoTouch or NetSelect recapitalizes through a split-up of its outstanding shares into a greater number, or a combination of its outstanding shares into a lesser number, reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes (other than through a split-up or combination of shares provided for in the previous clause), or declares a dividend on its outstanding shares payable in shares or securities convertible into shares, then the number of shares of Surviving Company Common Stock and/or Surviving Company Preferred Stock into which the shares of NetSelect Stock are to be converted will be adjusted appropriately so as to maintain the proportionate interests of the holders of shares of InfoTouch Stock and the holders of shares of NetSelect Stock (based on the Applicable Multiple).

         1.1.3 Dissenting Shares. Holders of shares of NetSelect Stock ("NetSelect Stockholders") and holders of shares of InfoTouch Stock who have complied with all requirements for perfecting stockholders' rights of appraisal, as set forth in Section 262 of the Delaware General Corporation Law ("Delaware Law"), shall be entitled to their rights under the Delaware Law with respect to such shares ("Dissenting Shares").

         1.2 Fractional Shares. No fractional shares of Surviving Company Common Stock and/or Surviving Company Preferred Stock will be issued in connection with the Merger.

         1.3 NetSelect Options. At the Effective Time, each holder of an outstanding option to purchase NetSelect Common Stock granted by NetSelect (the "NetSelect Options"), including under the NetSelect 1996 Stock Incentive Plan, as amended, and the NetSelect 1999 Equity Incentive Plan (the "NetSelect Plans"), shall be entitled, in accordance with the terms of such option, to purchase after the Effective Time the same number of shares of Surviving Company Common Stock as could be purchased under each such NetSelect Option immediately prior to the Effective Time, the exercise price per share for each such option will equal the exercise price of the NetSelect Option immediately prior to the Effective Time, and such NetSelect Options will be assumed by the Surviving Company. If the foregoing calculation results in an assumed option being exercisable for a fraction of a share, then the number of shares of Surviving Company Common Stock subject to such option will be rounded down to the nearest whole number, with no cash being payable for such fractional share. The term, exercisability, vesting schedule, status as an "incentive stock option" under
Section 422A of the Code, if applicable, and all other terms of the NetSelect Options will otherwise be unchanged. Continuous employment with NetSelect or RealSelect, Inc., a Delaware corporation ("RealSelect"), will be credited to an optionee for purposes of determining the number of shares subject to exercise after the Effective Time.

          1.4 NetSelect Warrants. At the Effective Time, each of the then outstanding warrants, exchangeable or convertible securities or other rights or agreements to purchase or otherwise acquire any NetSelect equity securities ("NetSelect Warrants") shall by virtue of the Merger, and without any further action on the part of any holder thereof, be assumed by InfoTouch and converted into a warrant or like security or agreement ("Surviving Company Warrants") to purchase the same number of shares of Surviving Company Common Stock and/or Surviving Preferred Stock or other equity security, as the case may be, as is reflected in the NetSelect Warrant immediately prior to the Effective Time, and InfoTouch shall assume all of the obligations of the NetSelect under such NetSelect Warrants. If the foregoing calculation results in a Surviving Company Warrant being exercisable for a fraction of a share of Surviving Company Common Stock and/or Surviving Company Preferred Stock or other equity security, as the case may be, then the number of shares of Surviving Company Common Stock and/or Surviving Company Preferred Stock, as the case may be, subject to such Warrant shall be rounded down to the nearest whole number of shares of Surviving Company Common Stock and/or Surviving Company Preferred Stock, as applicable. The exercise price of each Surviving Company Warrant shall be equal to the exercise price of the NetSelect Warrant immediately prior to the Effective Time. The exercisability period and other terms and conditions of the NetSelect Warrants will be unchanged.

          1.5 Escrow Agreement. At the Effective Time, InfoTouch will have authorized and reserved two hundred thousand (200,000) shares of Surviving Company Common Stock (the "Escrow Shares") until the end of the Escrow Period (defined below) as security for performance of the InfoTouch indemnification obligations under Section 10 hereof and pursuant to the provisions of an escrow agreement in substantially the form of attached hereto as Exhibit D (the "Escrow Agreement"). A record of the authorized and reserved Escrow Shares will made in the form of a written ledger or other record, to be held and maintained by Joseph Shew (the "Escrow Agent"), as escrow agent under the Escrow Agreement. The Escrow Shares for each NetSelect Stockholder will not be considered issued or outstanding, no dividends or other distributions will be declared and/or paid on any Escrow Shares and such shares will have no voting rights until such time as they are released from escrow and issued to the holder. The Escrow Shares which are not subject to any unresolved Claims (as defined under the Escrow Agreement) and which remain unissued as of the earlier of (i) the closing of a underwritten registered public offering of shares of Surviving Company Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), or
(ii) the earlier of (x) date upon which the Surviving Company's auditors deliver to the Surviving Company the audited consolidated financial statements of the Surviving Company for the 1998 fiscal year or (y) June 30, 1999 (the "Escrow Period"), will be released from escrow, and thereafter returned to the status of authorized and unreserved Surviving Company Common Stock. To the extent that Claims (as defined in the Escrow Agreement) are resolved in favor of the NetSelect Stockholders, then the appropriate number of Escrow Shares shall be released from escrow and issued in the form of one or more certificates and delivered pro rata to each NetSelect Stockholder (based upon the number of shares of Surviving Company Common Stock and Preferred Stock received by such holder in the

Merger) in accordance with the terms of the Escrow Agreement. If the Merger is approved by the NetSelect Stockholders as provided herein, the NetSelect Stockholders shall, without any further act of any NetSelect Stockholder, be deemed to have consented to and approved (i) the use of the Escrow Shares as collateral for the InfoTouch indemnification obligations under Section 10 hereof in the manner set forth in the Escrow Agreement, (ii) the appointment of John Giesecke as the representative of the NetSelect Stockholders (the "N/S Representative") under the Escrow Agreement and as the attorney-in-fact and agent for and on behalf of the NetSelect Stockholders (other than holders of Dissenting Shares), and the taking by the N/S Representative of any and all actions and the making of any decisions required or permitted to be taken by him under the Escrow Agreement (including, without limitation, the exercise of the power to: authorize delivery to the NetSelect Stockholders of the Escrow Shares in satisfaction of Claims; agree to, negotiate, enter into settlements and compromises of and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims; resolve any claim made pursuant to Section 10 hereof; and take all actions necessary in the judgment of the N/S Representative for the accomplishment of the foregoing), and (iii) to all of the other terms, conditions and limitations in the Escrow Agreement. If the Merger is approved by the InfoTouch Stockholders as provided herein, the InfoTouch Stockholders shall, without any further act of any InfoTouch Stockholder, be deemed to have consented to and approved (i) the use of the Escrow Shares as collateral for the InfoTouch indemnification obligations under
Section 10 hereof in the manner set forth in the Escrow Agreement, (ii) the appointment of Richard Janssen, as the representative of the InfoTouch Stockholders (the "I/T Representative") under the Escrow Agreement and as the attorney-in-fact and agent for and on behalf of the InfoTouch Stockholders (other than holders of Dissenting Shares), and the taking by the I/T Representative of any and all actions and the making of any decisions required or permitted to be taken by him under the Escrow Agreement (including, without limitation, the exercise of the power to: authorize delivery to the NetSelect Stockholders of the Escrow Shares in satisfaction of Claims; agree to, negotiate, enter into settlements and compromises of and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims; resolve any claim made pursuant to Section 10 hereof; and take all actions necessary in the judgment of the I/T Representative for the accomplishment of the foregoing), and (iii) to all of the other terms, conditions and limitations in the Escrow Agreement. Any securities received by the Escrow Agent in respect of any Escrow Shares held in escrow as a result of any change of Surviving Company Common Stock into any other securities pursuant to or as a part of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Surviving Company, or otherwise, shall be held by the Escrow Agent as, and shall be included within the definition of, Escrow Shares.

         1.6 Effects of the Merger. At the Effective Time: (a) the separate existence of NetSelect will cease and NetSelect will be merged with and into InfoTouch, and InfoTouch will be the Surviving Company, pursuant to the terms of the Certificate of Merger and Delaware Law, (b) the Certificate of Incorporation and Bylaws of the Surviving Company will be the Amended and Restated Certificate of

Incorporation attached as Attachment 1 to the Certificate of Merger, and the
                          ------------
Amended Bylaws substantially in the form attached hereto as Exhibit E (the "Amended Bylaws"), of the Surviving Company, (c) each share of InfoTouch Common Stock and each InfoTouch Option outstanding immediately prior to the Effective Time will be unchanged and be an identical outstanding share or option (as the case may be) of the Surviving Company, (d) the Board of Directors and officers of the Surviving Company will consist of the persons who were officers and directors of NetSelect immediately prior to the Effective Time of the Merger,
(e) each share of NetSelect Stock, and each NetSelect Option and NetSelect Warrant outstanding immediately prior to the Effective Time, will be converted and/or assumed (as the case may be) as provided in Sections 1.1, 1.2, 1.3 and 1.4, (f) the Surviving Company will assume the NetSelect 1999 Equity Incentive Plan, and (g) the Merger will, from and after the Effective Time, have all of the effects provided by applicable law.

     1.7 Further Assurances. The parties agree that if, at any time before or after the Effective Time, if either party reasonably considers or is advised that any further deeds, assignments or assurances are reasonably necessary or desirable to vest, perfect or confirm in InfoTouch title to any property or rights of NetSelect, each party and its proper officers and directors may execute and deliver all such proper deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect or confirm title to such property or rights in InfoTouch and otherwise to carry out the purposes of this Agreement.

     1.8 Information Statement. As promptly as practicable after the date of this Agreement, NetSelect and InfoTouch shall prepare a joint information statement (the "Information Statement") to be provided to the NetSelect Stockholders and the InfoTouch Stockholders in connection with soliciting the approval of the Merger and the Merger Agreement by such stockholders. Each party hereto shall furnish all information concerning such party and its stockholders as may be reasonably requested in connection with preparing and distributing the Information Statement.

     1.9 Tax Free Reorganization. The parties intend to adopt this Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) of the Code. The parties believe that the value of the Surviving Company Common Stock and/or Surviving Company Preferred Stock to be received in the Merger is equal, in each instance, to the value of the NetSelect Stock to be surrendered in exchange therefor. Except for cash paid in lieu of fractional shares or for Dissenting Shares and cash paid under the InfoTouch Stockholder Redemption, no consideration that could constitute "other property" within the meaning of Section 356 of the Code is being paid by InfoTouch for the NetSelect Stock in the Merger. The parties shall not take a position on any tax returns inconsistent with this Section. In addition, InfoTouch represents now, and as of the Closing Date (as defined in Section 6.1 hereof), that it presently intends to continue NetSelect's historic business or use a significant portion of NetSelect's business assets in a business. The provisions and representations contained or referred to in this Section shall survive until the expiration of the applicable statute of limitations.

         1.10 Accounting Treatment. The parties intend that the Merger be treated as a consolidation of related entities for accounting purposes.

     2.  Representation and Warranties of InfoTouch

         InfoTouch hereby represents and warrants to NetSelect that (a) as of May 1, 1997 it had terminated all its of operating activities and that its sole activity since that time has been to own certain membership interests in NS LLC; and (b) as of September 30, 1998 and immediately before the Closing (as defined in Section 6.1 hereof) the stockholders' equity of InfoTouch was and will be not less than a negative $80,000 and the total liabilities (including contingent liabilities) of InfoTouch were and will not be greater than $100,000 (excluding costs and expenses incurred by InfoTouch in connection with the Merger, negative goodwill reflected on the InfoTouch balance sheet dated as of September 30, 1998 and amounts due to RealSelect as of September 30, 1998 as reflected on such balance sheet), as reflected on the balance sheet of InfoTouch dated as of the Closing. InfoTouch hereby further represents and warrants to NetSelect, except as set forth on the InfoTouch Disclosure Schedule and separately delivered by InfoTouch to NetSelect herewith (the "InfoTouch Disclosure Schedule"), as follows:

         2.1 Organization and Good Standing. InfoTouch is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified as a foreign corporation in each jurisdiction in which a failure to be so qualified could reasonably be expected to have a material adverse effect on its present or expected operations or financial condition.

         2.2   Power, Authorization and Validity.

               2.2.1 InfoTouch has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, and all agreements contemplated hereby to which InfoTouch is or will be a party or that it is required to execute pursuant to this Agreement (the "InfoTouch Ancillary Agreements"). The execution, delivery and performance of this Agreement and the InfoTouch Ancillary Agreements have been duly and validly approved and authorized by InfoTouch's Board of Directors.

               2.2.2 No filing, authorization or approval, governmental or otherwise, is necessary to enable InfoTouch to enter into, and to perform its obligations under, this Agreement and the InfoTouch Ancillary Agreements, except for (a) the filing of the Certificate of Merger with the Delaware Secretary of State, the recording of the Certificate of Merger in the office of the Recorder of the Delaware county in which InfoTouch's registered office is located, and the filing of appropriate documents with the relevant authorities of other states in which InfoTouch is qualified to do business, if any, (b) such filings as may be required to comply with federal and state securities laws, and (c) the approval of and adoption by the holders of InfoTouch Stock of the Agreement and all transaction contemplated by the Agreement, as provided under applicable law, the InfoTouch Certificate of Incorporation, the InfoTouch Bylaws and any other charter document of InfoTouch (the "InfoTouch Stockholder Approval"), (d) all consents approvals and filings required to consummate the LLC Merger, and the InfoTouch Stockholder Redemption, (e) the (i) termination, as contemplated by this Agreement, of that certain InfoTouch Stockholder Agreement dated as of December __, 1996, by and among InfoTouch and certain InfoTouch Stockholders (the "InfoTouch Stockholder Agreement"), (ii) the amendment and restatement, as contemplated by this Agreement, of that certain NetSelect, Inc. Amended and Restated Stockholders' Agreement, dated as of August 21, 1998, by and among NetSelect and certain NetSelect Stockholders, as amended by that certain Amendment to Amended and Restated NetSelect Stockholders' Agreement dated October 22, 1998 (the "NetSelect Stockholders' Agreement"), and (iii) the amendment and restatement, as contemplated by this Agreement, of that certain RealSelect, Inc. Stockholders' Agreement, dated as of November 26, 1996, by and among NS LLC, RealSelect, and the National Association of REALTORS(R) (the "NAR"), an Illinois not for profit corporation and the assignee of the interests of the REALTORS(R) Information Network, Inc., an Illinois corporation ("RIN"), as amended by that certain Amendment No. 2 To RealSelect, Inc. Stockholders' Agreement dated as of August 21, 1998, and as amended by that certain Amendment No. 3 To RealSelect Stockholders' Agreement dated October 22, 1998 (the "RealSelect Stockholders' Agreement") and (f) all consents, approvals and filings that will be obtained prior to the Effective Time.

          2.2.3 This Agreement and the InfoTouch Ancillary Agreements are, or when executed by InfoTouch will be, valid and binding obligations of InfoTouch enforceable in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies; provided, however, that the Certificate of Merger will not be effective until filed with the Delaware Secretary of State.

     2.3 Capitalization. As of the date of this Agreement, the authorized capital stock of InfoTouch consists of 5,000,000 shares of InfoTouch Common Stock, of which 4,489,138 shares are issued and outstanding, and 1,000,000 shares of Preferred Stock, 400,000 shares of which are designated Series A Convertible Preferred Stock (of which no shares are outstanding), 200,000 shares of which are designated as Series B Convertible Preferred Stock (of which no shares are issued and outstanding), and 400,000 shares of which are undesignated Preferred Stock. An aggregate of 1,000,000 shares of InfoTouch Common Stock are reserved and authorized for issuance pursuant to exercise of options granted pursuant to the InfoTouch 1994 Stock Incentive Plan ("InfoTouch Options"), of which options to purchase a total of 9,000 shares of InfoTouch Common Stock are outstanding. All issued and outstanding shares of InfoTouch Stock, and all granted and outstanding InfoTouch Options, have been duly authorized and validly issued, are fully paid and nonassessable, and are not subject to any right of rescission or redemption (except as provided in the Voting and Recapitalization Agreement dated as of August 21, 1998 by and among NetSelect, InfoTouch and the Selling Stockholders (as such term is defined therein), as the same may have been amended (the "Voting Agreement")), and have been offered, issued, sold and delivered by InfoTouch in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws. Except for InfoTouch Stock and InfoTouch Options listed on the InfoTouch Disclosure Schedule, as of immediately prior to the Effective Time, InfoTouch will have no authorized or outstanding capital stock, options, warrants, exchangeable or convertible securities or commitments or other rights or agreements to purchase or otherwise acquire any InfoTouch Stock. A list of all holders of InfoTouch Stock and InfoTouch Options, and the number of shares and options held by each such holder, is included on the InfoTouch Disclosure Schedule. Except as set forth in this Section and on the InfoTouch Disclosure Schedule, there are no options, warrants, calls, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase from InfoTouch any of InfoTouch's authorized but unissued capital stock or any securities convertible into or exchangeable for shares of InfoTouch Stock or obligating InfoTouch to grant, extend, or enter into any such option, warrant, call, right, commitment, conversion privilege or other right or agreement, and there is no liability for dividends accrued but unpaid. Except for the InfoTouch Stockholder Agreement and the Voting Agreement, there are no voting agreements, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any of InfoTouch's outstanding securities, and InfoTouch is not under any obligation to register under the Securities Act any of its presently outstanding securities or any securities that may be subsequently issued.

          2.4 Subsidiaries. Except for its membership interest in NS LLC, InfoTouch does not have any subsidiaries or hold any interest, direct or indirect, in any corporation, partnership, joint venture or other business entity.

          2.5 No Violation of Existing Agreements. Neither the execution and delivery of this Agreement nor any InfoTouch Ancillary Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of (a) any provision of the Certificate of Incorporation or Bylaws of InfoTouch, as amended and as currently in effect, (b) in any material respect, any instrument or contract to which InfoTouch is a party or by which it is bound, or (c) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to InfoTouch or its assets or properties. The consummation of the Merger and the LLC Merger (and the transaction contemplated hereby) and the assumption by InfoTouch of all material rights, licenses, franchises, leases and agreements of NetSelect and NS LLC in connection with the Merger and the LLC Merger will not require the consent of any third party under any instrument or contract to which InfoTouch is a party or by which it is bound.

     2.6 Litigation. There is no action, proceeding, claim or investigation pending against InfoTouch before any court or administrative agency, nor, to the best of InfoTouch's knowledge, has any such action, proceeding, claim or investigation been threatened. There is, to the best of InfoTouch's knowledge, no reasonable basis for any stockholder or former stockholder of InfoTouch, or any other person, firm, corporation, or entity, to assert a claim against NetSelect or InfoTouch based upon: (a) ownership or rights to ownership of any shares of InfoTouch Stock, the InfoTouch Options or any other securities of InfoTouch (except for dissenter's rights with respect to shares of NetSelect Stock issuable by virtue of the Merger), (b) any rights as an InfoTouch Stockholder, including any option or preemptive rights or rights to notice or to vote, or (c) any rights under any agreement by and between InfoTouch and any of its stockholders.

     2.7 Taxes. InfoTouch has filed all federal, state, local and foreign tax returns required to be filed, has paid all taxes required to be paid in respect of all periods for which returns have been filed, has established an adequate accrual or reserve for the payment of all taxes payable in respect of the periods subsequent to the periods covered by the most recent applicable tax returns, has made all necessary estimated tax payments, and has no liability for taxes in excess of the amount so paid or accruals or reserves so established. InfoTouch is in no way delinquent in the payment of any tax or delinquent in the filing of any tax returns, and no deficiencies for any tax have been threatened, claimed, proposed or assessed. No tax return of InfoTouch has ever been audited by the Internal Revenue Service or any state taxing agency or authority. For the purposes of this Section, the terms "tax" and "taxes" include all federal, state, local and foreign income, gains, franchise, excise, property, sales, use, employment, license, payroll, occupation, recording, value added or transfer taxes, governmental charges, fees, levies or assessments (whether payable directly or by withholding), and, with respect to such taxes, any estimated tax, interest and penalties or additions to tax and interest on such penalties and additions to tax.

     2.8 InfoTouch Financial Statements. InfoTouch has delivered to NetSelect a true and correct copy of InfoTouch's audited balance sheets dated as of December 31, 1996 and 1997, respectively, and its audited statements of operations and of cash flows for the fiscal years ended December 31, 1997, 1996 and 1995, respectively, and its interim unaudited balance sheet (the "InfoTouch Balance Sheet") as of September 30, 1998 (the "InfoTouch Balance Sheet Date") and an interim unaudited statement of operations and of cash flows for the nine months then ended (all of the foregoing referred to collectively as the "InfoTouch Financial Statements"). The InfoTouch Financial Statements (a) are in accordance with the books and records of InfoTouch, (b) fairly present the financial condition of InfoTouch at the dates therein indicated and the results of operations for the periods therein specified and (c) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. InfoTouch has no debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or reserved against in the InfoTouch Financial Statements, except for those that may have been incurred after the InfoTouch Balance Sheet Date in the ordinary course of its business, consistent with past practice and that are not in excess of $10,000 either individually or collectively.

          2.9   Books and Records.  The books, records and accounts of InfoTouch
(a) are in all material respects true, complete and correct, (b) have been maintained in accordance with good business practices on a basis consistent with prior years, (c) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of InfoTouch, and (d) accurately and fairly reflect the basis for the InfoTouch Financial Statements.

          2.10 Title to Properties. InfoTouch has good and marketable title to all of its assets as shown on the Balance Sheet, free and clear of all liens, charges, restrictions or encumbrances (other than for taxes not yet due and
payable).   All leases of real or personal property to which InfoTouch is a party are fully effective and afford InfoTouch peaceful and undisturbed possession of the subject matter of the lease. InfoTouch is in no way in material violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties, and has not received any notice of violation with which it has not complied.

          2.11 Absence of Certain Changes. Since the InfoTouch Balance Sheet Date, there has not been with respect to InfoTouch:

                (a) any change in the financial condition, properties, assets, liabilities, business or operations thereof, whether or not arising in the ordinary course of business, that has had or will have a material adverse effect on InfoTouch;

                (b) any contingent liability incurred by InfoTouch as guarantor or otherwise with respect to the obligations of others;

                (c) any mortgage, encumbrance or lien placed on any of the properties of InfoTouch;

                (d) any obligation or liability incurred by InfoTouch (except as incurred in the ordinary course of InfoTouch's business);

                (e) any purchase or sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of InfoTouch (except for non-material purchases or sales in the ordinary course of InfoTouch's business, and except for the acquisition of shares of RealSelect Common Stock held by NS LLC pursuant to the RealSelect Stock Transfer Agreement in a form reasonably acceptable to the parties and their respective counsel (the "RealSelect Stock Transfer Agreement");

                (f) any damage, destruction or loss, whether or not covered by insurance, adversely affecting the properties, assets or business of InfoTouch;

                (g) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of InfoTouch, any split, combination or recapitalization of the capital stock of InfoTouch or any direct or indirect redemption, purchase or other acquisition of the capital stock of InfoTouch;

                (h) any payment or discharge of a lien or liability of InfoTouch which lien or liability was not reflected on the Balance Sheet; or

                (i) any obligation or liability incurred by InfoTouch to any of its officers, directors or stockholders or any loans or advances made by InfoTouch to any of its officers, directors or stockholders.

          2.12 Intellectual Property. InfoTouch owns, or has the right to use, sell or license all Intellectual Property Rights (as defined below) that are necessary or required for the conduct of its business as presently conducted (such Intellectual Property Rights being referred to as the "InfoTouch IP Rights") and such rights to use, sell or license are sufficient for such conduct of its business. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any InfoTouch IP Rights (the "InfoTouch IP Rights Agreements"). There are no royalties, honoraria, fees or other payments payable by InfoTouch to any person by reason of the ownership, use, license, sale or disposition of the InfoTouch IP Rights. There is no pending or, to the best knowledge of InfoTouch, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any InfoTouch IP Rights, nor is there any basis for any such claim, nor has InfoTouch received any notice asserting that any InfoTouch IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party. The InfoTouch Disclosure Schedule contains a list of all applications, registrations, filings and other formal actions made or taken pursuant to federal, state and foreign laws by InfoTouch to perfect or protect its interest in InfoTouch IP Rights, including, without limitation, all patents, patent applications, trademarks, trademark applications and service marks. As used herein, the term "Intellectual Property Rights" shall mean all worldwide industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyright, copyright applications, franchises, licenses, inventories, know-how, trade secrets, customer lists, proprietary processes and formulae, all source and object code, algorithms, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records.

          2.13 Compliance with Laws. InfoTouch has complied, or prior to the Closing Date will have complied, and is or will be at the Closing Date in full compliance, with all applicable laws, ordinances, regulations, and rules, and all orders, writs, injunctions, awards, judgments, and decrees applicable to it or its assets, properties, and business thereof, including, without limitation:
(a) all applicable federal and state securities laws and regulations, (b) to InfoTouch's knowledge, all applicable federal, state, and local laws, ordinances, regulations, and all orders, writs, injunctions, awards, judgments, and decrees pertaining to (i) the sale, licensing, leasing, ownership, or management of its owned, leased or licensed real or personal property, products and technical data, (ii) employment and employment practices, terms and conditions of employment, and wages and hours and (iii) safety, health, fire prevention, environmental protection, toxic waste disposal, building standards, zoning and other similar matters (c) to InfoTouch's knowledge, the Export Administration Act, as amended, and regulations promulgated thereunder and all other laws, regulations, rules, orders, writs, injunctions, judgments and decrees applicable to the export or re-export of controlled commodities or technical data and (d) to InfoTouch's knowledge, the Immigration Reform and Control Act, as amended.

          2.14. Employees, ERISA and Other Compliance.

                2.14.1 InfoTouch has no employees or consultants or independent contractors, and is not a party to bound by and has no liability under any employment contracts or consulting agreements (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions).

                2.14.2 InfoTouch does not have any (i) "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or (ii) any other written or formal plans or agreements involving direct or indirect compensation or benefits (including any employment agreements entered into between InfoTouch and any current or former employee of InfoTouch, but excluding workers' compensation, unemployment compensation and other government-mandated programs) currently or previously maintained, contributed to or entered into by InfoTouch or any ERISA Affiliate (as defined below) thereof has any present or future obligation or liability (collectively, the "InfoTouch Employee Plans"). For purposes of this Section 2.14, "ERISA Affiliate" shall mean any entity which is a member of (A) a "controlled group of corporations," as defined in Section 414(b) of the Code, (B) a group of entities under "common control," as defined in Section 414(c) of the Code, or (C) an "affiliated service group," as defined in Section 414(m) of the Code, or treasury regulations promulgated under Section 414(o) of the Code, any of which includes InfoTouch. InfoTouch or any ERIS Affiliate (or any officer or director thereof) has no present or future obligation or liability under the InfoTouch Employee Plans or any statutes, orders, rules and regulations, including, without limitation, ERISA and the Code, which are applicable to such InfoTouch Employee Plans.

                2.14.3 InfoTouch is not a party to or obligated under any employment, severance, settlement or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors.

                2.14.4 InfoTouch has complied with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters, but not including ERISA. To InfoTouch's knowledge, no employee or former employee of InfoTouch is in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any other contract or agreement, or any restrictive covenant relating to the right of any such employee to be employed thereby, or to use trade secrets or proprietary information of others, and the employment of such employees does not subject InfoTouch to any liability.

                2.14.5  InfoTouch is not a party to or in any way bound by any
(a) agreement with any executive officer or director or other key employee thereof or (b) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan.

          2.15 Corporate Documents. InfoTouch has made available to NetSelect or its counsel for examination all documents and information listed in the InfoTouch Disclosure Schedule or other schedules called for by this Agreement which have been requested by NetSelect's legal counsel, including, without limitation, the following: (a) copies of InfoTouch's Certificate of Incorporation and Bylaws as currently in effect; (b) its Minute Book containing all records of all proceedings, consents, actions, and meetings of the stockholders, the board of directors and any committees thereof; (c) its stock ledger and journal reflecting all stock issuances and transfers; (d) all permits, orders, and consents issued by any regulatory agency with respect to InfoTouch, or any securities of InfoTouch, and all applications for such permits, orders, and consents, and all material agreements, arrangements or obligations to which InfoTouch is bound or is a party.

     2.16 No Brokers. InfoTouch is not in any way obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or the Certificate of Merger or in connection with any transaction contemplated hereby or thereby.

     2.17 Disclosure. Neither this Agreement, its exhibits and schedules, nor any of the certificates or documents to be delivered by InfoTouch to NetSelect or its counsel under this Agreement, taken together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

     2.18 Information Supplied. None of the information supplied or to be supplied by InfoTouch for inclusion in the Information Statement or to holders of its capital stock in connection with obtaining the InfoTouch Stockholder Approval, at the date such information is supplied and at the date of such Information Statement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     2.19 Contracts and Commitments. Except as contemplated herein, InfoTouch is not a party to or in any way bound by any oral or written contract, obligation or commitment which is material to the business of InfoTouch or which involves a potential commitment (after the date hereof) in excess of $10,000 or any stock redemption or purchase agreement, financing agreement, license, lease or franchise, including, but not limited to any:

           (a) contracts providing for payments by or to InfoTouch in an aggregate amount of $10,000 or more;

           (b) agreements for the lease of real or personal property;

           (c) joint venture contracts or arrangements or any other agreement that involves a sharing of profits with other persons;

           (d) instrument evidencing or related in any way to indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise, except as is disclosed in the InfoTouch Financial Statements; or

           (e) contracts containing covenants purporting to limit InfoTouch's freedom to compete in any line of business in any geographic area.

           All agreements, contracts, plans, leases, instruments, arrangements, licenses and commitments listed in the InfoTouch Disclosure Schedule are valid and in full force and effect. InfoTouch is in no way, nor to the knowledge of InfoTouch, is any other party thereto, in breach or default in any material respect under the terms of any such agreement, contract, plan, lease, instrument, arrangement, license or commitment set forth on the InfoTouch Disclosure Schedule.

     2.20 Insurance. InfoTouch maintains and at all times during the prior three years has maintained insurance which it believes to be reasonably prudent for similarly sized and similarly situated businesses.

     2.21  Environmental Matters.

           2.21.1 During the period that InfoTouch has leased or owned its properties or owned or operated any facilities, there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under such properties or facilities. InfoTouch has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to InfoTouch having taken possession of any of such properties or facilities. For the purposes of this Agreement, the terms "disposal," "release," and "threatened release" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq., as amended ("CERCLA"). For the purposes of this Agreement "Hazardous Materials" shall mean any hazardous or toxic substance, material or waste which is or becomes prior to the Closing regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous materials," "toxic substance" or "hazardous chemical" under (1) CERCLA; (2) any similar federal, state or local law; or (3) regulations promulgated under any of the above laws or statutes.

           2.21.2 To InfoTouch's knowledge, none of the properties or facilities of InfoTouch is in violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition.

     2.22 Interested Party Transactions. Except for the InfoTouch Stockholder Agreement and the Voting Agreement, no officer or director of InfoTouch or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such person has had, either directly or indirectly, a material interest in: (i) any person or entity which purchases from or sells, licenses or furnishes to InfoTouch any goods, property, technology or intellectual or other property rights or services; or (ii) any contract or agreement to which InfoTouch is a party or by which it may be bound or affected.

     3.  Representations and warranties of NetSelect

         NetSelect, Inc. as a separate corporate entity, hereby represents and warrants to the InfoTouch (only with respect to NetSelect, Inc. as a separate corporate entity, and not with respect to any subsidiary of NetSelect, including without limitation NS LLC or RealSelect, Inc.), except as set forth on the NetSelect Disclosure Schedule separately delivered to InfoTouch by NetSelect herewith (the "NetSelect Disclosure Schedule"), as follows:

         3.1 Organization and Good Standing. NetSelect is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted and is qualified as a foreign corporation in each jurisdiction in which a failure to be so qualified could reasonably be expected to have a material adverse effect on its present or expected operations or financial condition.

         3.2  Power, Authorization and Validity.

              3.2.1 NetSelect has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, and all agreements contemplated hereby to which NetSelect is or will be a party that are required to be executed pursuant to this Agreement (the "NetSelect Ancillary Agreements"). The execution, delivery and performance of this Agreement and the NetSelect Ancillary Agreements have been duly and validly approved and authorized by NetSelect's Board of Directors.

              3.2.2 No filing, authorization or approval, governmental or otherwise, is necessary to enable NetSelect to enter into, and to perform its obligations under, this Agreement and the NetSelect Ancillary Agreements, except for (a) the filing of the Certificate of Merger with the Delaware Secretary of State, the recording of the Certificate of Merger in the office of the Recorder of the Delaware county in which NetSelect's registered office is located, and the filing of appropriate documents with the relevant authorities of other states in which NetSelect is qualified to do business, if any, (b) such filings as may be required to comply with federal and state securities laws, (c) the approval of and adoption by the holders of NetSelect Stock of this Agreement and all transactions contemplated by this Agreement, as provided under applicable law, the NetSelect Certificate of Incorporation, the Bylaws of NetSelect and any other charter document of NetSelect (the "NetSelect Stockholder Approval"), (d) the
(i) termination, as contemplated by this Agreement, of the InfoTouch Stockholder Agreement, (ii) the amendment and restatement, as contemplated by this Agreement, of the NetSelect Stockholders' Agreement, and (iii) the amendment and restatement, as contemplated by this Agreement, of the RealSelect. Stockholders' Agreement, and (e) those consents, approvals and filings which will be obtained prior to the Effective Time.

              3.2.3 This Agreement and the NetSelect Ancillary Agreements, when executed by NetSelect will be, valid and binding obligations of NetSelect enforceable in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies; provided, however, that the Certificate of Merger and the LLC Certificate of Merger will not be effective until filed with the Delaware Secretary of State.

         3.3 No Violation of Existing Agreements. Neither the execution and delivery of this Agreement nor any NetSelect Ancillary Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of (a) any provision of the Certificate of Incorporation or Bylaws of NetSelect, as currently in effect, (b) in any material respect, any material instrument or contract to which NetSelect is a party or by which NetSelect is bound, or (c) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to NetSelect or its assets or properties. The consummation of the Merger (and the transactions contemplated hereby) and the assumption by InfoTouch of all material rights, licenses, franchises, leases and agreements of NetSelect in connection with the Merger will not require the consent of any third party under any instrument or contract to which NetSelect is a party or by which it is bound.

         3.4 No Brokers. NetSelect is not obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or the Certificate of Merger or in connection with any transaction contemplated hereby or thereby.

         3.5 Capitalization. The authorized capital stock of NetSelect consists of: (i) 35,000,000 shares of Class A Common Stock, par value $0.001 per share, of which 2,380,019 shares are issued and outstanding; (ii) 10,000,000 shares of Class B Common Stock, par value $0.001 per share, of which 116,470 shares are issued and outstanding; and (iii) 10,000,000 shares of Convertible Preferred Stock, par value $0.001 per share, of which 1,647,059 shares have been designated as Series A Convertible Preferred Stock, of which 1,378,000 shares are outstanding; 352,941 shares have been designated as Series B Convertible Preferred Stock, of which 190,336 shares are outstanding; 614,374 shares have been designated as Series C Convertible Preferred Stock, of which 614,374 shares are outstanding; 681,201 shares have been designated as Series D Convertible Preferred Stock, of which 681,201 shares are outstanding; 325,000 shares have been designated as Series E Convertible Preferred Stock, of which 325,000 shares are outstanding; and 2,100,000 shares have been designated as Series F Convertible Preferred Stock, of which 1,664,049 shares have been issued (together with the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and the Series E Convertible Preferred Stock, the "NetSelect Preferred Stock"). An aggregate of 2,000,000 shares of NetSelect Common Stock are reserved and authorized for issuance pursuant to exercise of NetSelect Options granted pursuant to the NetSelect Plans, of which options to purchase a total of 1,245,962 shares of NetSelect Common Stock are outstanding. An aggregate of 638,717 shares of NetSelect Stock are reserved and authorized for issuance pursuant to outstanding NetSelect Warrants. All issued and outstanding shares of NetSelect Stock, and NetSelect Options and NetSelect Warrants, have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission or redemption (except as provided in the Voting Agreement, and have been offered, issued, sold and delivered by NetSelect in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws. Except as set forth in this Section, the NetSelect Stockholders' Agreement and NetSelect Disclosure Schedule, there are no options, warrants, calls, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase from NetSelect any of NetSelect's authorized but unissued capital stock or any securities convertible into or exchangeable for shares of NetSelect Stock or obligating NetSelect to grant, extend, or enter into any such option, warrant, call, right, commitment, conversion privilege or other right or agreement, and there is no liability for dividends accrued but unpaid. Except for the NetSelect Stockholders' Agreement and the Voting Agreement, there are no voting agreements, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any of NetSelect outstanding securities. Except for the NetSelect Stockholders' Agreement, NetSelect is not under any obligation to register under the Securities Act any of its presently outstanding securities or any securities that may be subsequently issued.

         3.6 Subsidiaries. Except for its membership interest in NS LLC, and its interests in RealSelect, Inc., Enterprise of America Ltd., National New Homes Co., Inc. and TouchTech Corporation, NetSelect does not have any subsidiaries or hold any interest, direct or indirect, in any corporation, partnership, joint venture or other business entity.

         3.7 Litigation. There is no action, proceeding, claim or investigation pending against NetSelect before any court or administrative agency, nor, to the best of NetSelect's knowledge, has any such action, proceeding, claim or investigation been threatened. There is, to the best of NetSelect's knowledge, no reasonable basis for any stockholder or former stockholder of NetSelect, or any other person, firm, corporation, or entity, to assert a claim against NetSelect or InfoTouch based upon: (a) ownership or rights to ownership of any shares of NetSelect Stock, NetSelect Options or NetSelect Warrants (except for dissenter's rights with respect to shares of NetSelect Stock issuable by virtue of the Merger), (b) any rights as a NetSelect stockholder, including any option or preemptive rights or rights to notice or to vote, or (c) any rights under any agreement among NetSelect and its stockholders.

         3.8 Taxes. NetSelect has filed all federal, state, local and foreign tax returns required to be filed, has paid all taxes required to be paid in respect of all periods for which returns have been filed, has established an adequate accrual or reserve for the payment of all taxes payable in respect of the periods subsequent to the periods covered by the most recent applicable tax returns, has made all necessary estimated tax payments, and has no liability for taxes in excess of the amount so paid or accruals or reserves so established. For the purposes of this Section, the terms "tax" and "taxes" include all federal, state, local and foreign income, gains, franchise, excise, property, sales, use, employment, license, payroll, occupation, recording, value added or transfer taxes, governmental charges, fees, levies or assessments (whether payable directly or by withholding), and, with respect to such taxes, any estimated tax, interest and penalties or additions to tax and interest on such penalties and additions to tax.

         3.9 NetSelect Financial Statements. NetSelect has delivered to InfoTouch a true and correct copy of NetSelect's audited balance sheets dated as of December 31, 1996 and 1997, respectively, its audited statements of operations and of cash flows for the period from December 4, 1996 (inception) to December 31, 1996, and the year ended December 31, 1997, respectively, and its interim unaudited balance sheet (the "NetSelect Balance Sheet") as of September 30, 1998 (the "NetSelect Balance Sheet Date") and interim unaudited statement of operations and of cash flows for the nine months ended September 30, 1998 (all of the foregoing referred to collectively as, the "NetSelect Financial Statements"). The NetSelect Financial Statements (a) are in accordance with the books and records of NetSelect, (b) fairly present the financial condition of NetSelect at the dates therein indicated and the results of operations for the periods therein specified and (c) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. NetSelect has no debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or reserved against in the NetSelect Financial Statements, except for those that may have been incurred after the NetSelect Balance Sheet Date in the ordinary course of its business, consistent with past practice and that are not in excess of $100,000 either individually or collectively.

          3.10 Books and Records. The books, records and accounts of NetSelect
(a) are in all material respects true, complete and correct, (b) have been maintained in accordance with good business practices on a basis consistent with prior years, (c) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of NetSelect, and (d) accurately and fairly reflect the basis for the NetSelect Financial Statements.

         3.11 Title to Properties. NetSelect has good and marketable title to all of its assets as shown on the NetSelect Balance Sheet, free and clear of all material liens, charges, restrictions or encumbrances (other than for taxes not yet due and payable). All leases of real or personal property to which NetSelect is a party are fully effective and afford NetSelect peaceful and undisturbed possession of the subject matter of the lease. NetSelect is in no way in material violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties, and has not received any notice of violation with which it has not complied.

          3.12 Absence of Certain Changes. Since the NetSelect Balance Sheet Date, there has not been with respect to NetSelect:

                (a) any change in the financial condition, properties, assets, liabilities, business or operations thereof, whether or not arising in the ordinary course of business, that has had or will have a material adverse effect on NetSelect;

                (b) any contingent liability incurred by NetSelect as guarantor or otherwise with respect to the obligations of others;

                (c) any mortgage, encumbrance or lien placed on any of the properties of NetSelect;

                (d) any obligation or liability incurred by NetSelect (except as incurred in the ordinary course of NetSelect's business);

                (e) any purchase or sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of NetSelect (except non-material purchases or sales in the ordinary course of NetSelect's business, and except for the acquisition of shares of RealSelect Common Stock held by NS LLC pursuant to the RealSelect Stock Transfer Agreement);

                (f) any damage, destruction or loss, whether or not covered by insurance, adversely affecting the properties, assets or business of NetSelect;

                (g) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of NetSelect, any split, combination or recapitalization of the capital stock of NetSelect or any direct or indirect redemption, purchase or other acquisition of the capital stock of NetSelect;

               (h) any payment or discharge of a material lien or liability of NetSelect which lien or liability was not reflected on the NetSelect Balance Sheet; or

               (i) any obligation or liability incurred by NetSelect to any of its officers, directors or stockholders or any loans or advances made by NetSelect to any of its officers, directors or stockholders.

         3.13 Intellectual Property. NetSelect owns, or has the right to use, sell or license all Intellectual Property Rights (as defined below) that are necessary or required for the conduct of its business as presently conducted (such Intellectual Property Rights being referred to as the "NetSelect IP Rights") and such rights to use, sell or license are sufficient for such conduct of its business. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any NetSelect IP Rights (the "NetSelect IP Rights Agreements"). There is no pending or, to the best knowledge of NetSelect, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any NetSelect IP Rights, nor is there any basis for any such claim, nor has NetSelect received any notice asserting that any NetSelect IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party. As used herein, the term "Intellectual Property Rights" shall mean all worldwide industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyright, copyright applications, franchises, licenses, inventories, know-how, trade secrets, customer lists, proprietary processes and formulae, all source and object code, algorithms, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records.

         3.14 Compliance with Laws. NetSelect has complied, or prior to the Closing Date will have complied, and is or will be at the Closing Date in full compliance, with all applicable laws, ordinances, regulations, and rules, and all orders, writs, injunctions, awards, judgments, and decrees applicable to it or its assets, properties, and business thereof, including, without limitation:
(a) all applicable federal and state securities laws and regulations, (b) to NetSelect's knowledge, all applicable federal, state, and local laws, ordinances, regulations, and all orders, writs, injunctions, awards, judgments, and decrees pertaining to (i) the sale, licensing, leasing, ownership, or management of its owned, leased or licensed real or personal property, products and technical data, (ii) employment and employment practices, terms and conditions of employment, and wages and hours and (iii) safety, health, fire prevention, environmental protection, toxic waste disposal, building standards, zoning and other similar matters, (c) to NetSelect's knowledge, the Export Administration Act, as amended, and regulations promulgated thereunder and all other laws, regulations, rules, orders, writs, injunctions, judgments and decrees applicable to the export or re-export of controlled commodities or technical data and (d) to NetSelect's knowledge, the Immigration Reform and Control Act, as amended.

         3.15 Corporate Documents. NetSelect has made available to InfoTouch or its counsel for examination all documents and information listed in the NetSelect Disclosure Schedule or other schedules called for by this Agreement which has been requested by InfoTouch's legal counsel, including, without limitation, the following: (a) copies of NetSelect's Certificate of Incorporation and Bylaws as currently in effect; (b) its Minute Book containing all records of all proceedings, consents, actions, and meetings of the stockholders, the board of directors and any committees thereof; (c) its stock ledger and journal reflecting all stock issuances and transfers; (d) all permits, orders, and consents issued by any regulatory agency with respect to NetSelect, or any securities of NetSelect, and all applications for such permits, orders, and consents, and all material agreements, arrangements or obligations to which NetSelect is bound or is a party.

         3.16 Disclosure. Neither this Agreement, its exhibits and schedules, nor any of the certificates or documents to be delivered by NetSelect to InfoTouch or its counsel under this Agreement, taken together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

         3.17 Information Supplied. None of the information supplied or to be supplied by NetSelect for inclusion in the Information Statement or to holders of its capital stock in connection with obtaining the NetSelect Stockholder Approval, at the date such information is supplied and at the date of such Information Statement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     4.  InfoTouch Preclosing Covenants

         During the period from the date of this Agreement until the Effective Time, InfoTouch covenants and agrees as follows:

         4.1 Advice of Changes. InfoTouch will promptly advise NetSelect in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of InfoTouch contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, and (b) of any material adverse change in InfoTouch's business, results of operations or financial condition.

         4.2 Maintenance of Business. InfoTouch will carry on and preserve its business the same manner as it has prior to the date hereof.

         4.3 Conduct of Business. InfoTouch will take no actions other than such actions as may be required in connection with its ownership of membership interests in NS LLC, and will not (other than as expressly contemplated by this Agreement or agreed to in writing by the parties): (i) incur any liability, lien or debt with respect to any of its assets, (ii) alter in any way its current authorized and outstanding equity securities, or issue, grant or agree to issue or grant any additional capital stock, options, warrants, convertible notes or other equity instruments, (iii) enter into or undertake any obligation with respect to any business or transaction, and (iv) sell or otherwise transfer any of its assets.

         4.4 Stockholders Approval. InfoTouch will solicit at the earliest practicable date the InfoTouch Stockholder Approval, either at a duly noticed meeting or by action by written consent pursuant to section 228 of the Delaware Law, which approval will be recommended by the Board of Directors of InfoTouch.

         4.5 Information Statement. In connection with the solicitation of the InfoTouch Stockholder Approval, InfoTouch will send to the InfoTouch Stockholders the Information Statement and any other information and materials to be supplied by InfoTouch to its stockholders for the purpose of considering the approval of the Merger, and if necessary, notice pursuant to section 228(d) of the Delaware Law.

         4.6 Regulatory Approvals. InfoTouch will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign which may be reasonably required, or which NetSelect may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. InfoTouch will use its best efforts to obtain all such authorizations, approvals and consents.

         4.7 Litigation. InfoTouch will notify NetSelect in writing promptly after learning of any actions, suits, proceedings or investigations by or before any court, board or governmental agency, initiated by or against it or NS LLC, or known by it to be threatened against it or NS LLC.

         4.8 No Other Negotiations. From the date hereof until the earlier of termination of this Agreement or consummation of the Merger, InfoTouch will not, and will not authorize or permit any officer, director, employee or affiliate of InfoTouch, or any other person, on its behalf to, directly or indirectly, solicit or encourage any offer from any party or consider any inquiries or proposals received from any other party, participate in any negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any person (other than NetSelect), concerning the possible disposition of all or any substantial portion of its business, assets or capital stock by merger, sale or any other means. InfoTouch will promptly notify NetSelect orally and in writing of any such inquiries or proposals.

         4.9 Access to Information. Until the Closing, InfoTouch will allow NetSelect and its agents reasonable access to the files, books, records and offices of InfoTouch, including, without limitation, any and all information relating to InfoTouch's taxes, commitments, contracts, leases, licenses, and real, personal and intangible property and financial condition. InfoTouch will cause its accountants to cooperate with NetSelect and its agents in making available all financial information reasonably requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

         4.10 Satisfaction of Conditions Precedent; Necessary Consents. InfoTouch will use its best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 7, and InfoTouch will use its best efforts to cause the transactions contemplated by this Agreement to be timely consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

         4.11 InfoTouch Dissenting Shares. As promptly as practicable after the date of the InfoTouch Stockholder Approval and prior to the Closing Date, InfoTouch shall furnish NetSelect with the name and address of each InfoTouch Dissenting Stockholder and the number of InfoTouch Dissenting Shares owned by such InfoTouch Dissenting Stockholder.

         4.12 Blue Sky Laws. InfoTouch shall use its best efforts to assist NetSelect to the extent necessary to comply with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the Merger.

         4.13 Resignations of InfoTouch Officers and Directors. Before the Closing, InfoTouch will obtain the resignations of all of the directors and officers of InfoTouch, effective as of the Effective Time.

         4.14 Amendment of InfoTouch Bylaws. InfoTouch will amend and restate its Bylaws in the form of the Amended Bylaws attached hereto, conditioned upon and effective as of the Effective Time.

         4.15 Reverse Stock Split and RealSelect Stock Transfer. InfoTouch will effect a 1 to .444628866 reverse stock split of its outstanding capital stock (the "Reverse Stock Split"), effective as of immediately before the Effective Time, such that as of the Effective Time, the number of issued and outstanding shares of InfoTouch Common

Stock, plus the number of shares of InfoTouch Common Stock issuable upon the exercise of outstanding InfoTouch Options (and any other rights to acquire equity securities of InfoTouch, or which InfoTouch represents there are none), equals 2,000,002 shares of Surviving Company Common Stock. Effective immediately before the Effective Time, InfoTouch will have acquired from NS LLC 40.08 shares of RealSelect Common Stock pursuant to the RealSelect Stock Transfer Agreement

     5.  NetSelect Preclosing Covenants

         During the period from the date of this Agreement until the Effective Time, NetSelect covenants and agrees as follows:

         5.1 Advice of Changes. NetSelect will promptly advise InfoTouch in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of NetSelect contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (b) of any material adverse change in NetSelect's business, results of operations or financial condition.

         5.2 Maintenance of Business. NetSelect will carry on and preserve its business the same manner as it has prior to the date hereof.

         5.3 Litigation. NetSelect will notify InfoTouch in writing promptly after learning of any actions, suits, proceedings or investigations by or before any court, board or governmental agency, initiated by or against it or NS LLC, or known by it to be threatened against it or NS LLC

         5.4 Regulatory Approvals. NetSelect will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which InfoTouch may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. NetSelect will use its best efforts to obtain all such authorizations, approvals and consents.

         5.5 Satisfaction of Conditions Precedent; Necessary Consents. NetSelect will use its best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 8, and NetSelect will use its best efforts to cause the transactions contemplated by this Agreement to be timely consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

         5.6 Stockholders Approval. NetSelect will solicit at the earliest practicable date the NetSelect Stockholder Approval, either at a duly noticed meeting of the stockholders or by action by written consent pursuant to section 228 of the Delaware Law which approval will be recommended by the Board of Directors of NetSelect.

         5.7 Information Statement. In connection with the solicitation of the NetSelect Stockholder Approval, NetSelect will send to its stockholders the Information Statement and any other information and materials to be supplied by NetSelect to its stockholders for the purpose of considering the approval of the Merger and, if necessary, notice pursuant to section 228(d) of the Delaware Law.

         5.8 Blue Sky Laws. NetSelect shall take such steps as may be necessary to comply with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the Merger.

         5.9   NetSelect Stockholder Investment Representation Letter.
NetSelect will promptly send to and have received from each NetSelect Stockholder, who is exchanging NetSelect Stock in the Merger, the NetSelect Stockholder Investment Representation Letter, in substantially the form attached hereto as Exhibit F (the "NetSelect Investment Representation Letter") duly executed by each such holder.

         5.10 Access to Information. Until the Closing, NetSelect will allow InfoTouch and its agents reasonable access to the files, books, records and offices of NetSelect, including, without limitation, any and all information relating to NetSelect's taxes, commitments, contracts, leases, licenses, and real, personal and intangible property and financial condition. NetSelect will cause its accountants to cooperate with InfoTouch and its agents in making available all financial information reasonably requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

         5.11 RealSelect Stock Transfer. Effective immediately before the Effective Time, NetSelect will have acquired from NS LLC 147.19 shares of RealSelect Common Stock pursuant to the RealSelect Stock Transfer Agreement

     6.  closing matters

         6.1 The Closing. Subject to termination of this Agreement as provided in Section 9 below and the satisfaction or waiver of all of the pre-closing covenants set forth in Sections 7 and 8, the closing of the Merger (the "Closing") will take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California 94306 at 9:00 a.m., San Francisco time on a date mutually agreed to by NetSelect and InfoTouch, but in all events no later than ten (10) days after the effectiveness of the NetSelect Stockholder Approval and the InfoTouch Stockholder Approval or such later date as is specified by NetSelect and InfoTouch (the "Closing Date"). Concurrently with the

Closing, the Certificate of Merger will be filed in the office of the Secretary of State of the State of Delaware.

         6.2   Exchange of Certificates.

               6.2.1 As of the Effective Time, all shares of NetSelect Common Stock and NetSelect Preferred Stock that are outstanding immediately prior thereto (other than shares, if any, for which appraisal rights have been or will be perfected and in compliance with applicable law) will, by virtue of the Merger and without further action, cease to exist and will be converted into the right to receive from InfoTouch the number of shares of Surviving Company Common Stock and Surviving Company Preferred Stock determined as set forth in Section 1.1, subject to Section 1.2.

               6.2.2 As soon as practicable after the Effective Time, each holder of shares of NetSelect Common Stock and NetSelect Preferred Stock that are not Dissenting Shares, and each Holder of InfoTouch Common Stock will surrender the original certificate(s) for such shares (the "Certificates"), duly endorsed as requested by the Surviving Company, to the Surviving Company for cancellation. Promptly after the Effective Time and receipt of such Certificates, subject to Section 1.5 hereof with respect to the NetSelect Stockholders, the Surviving Company will issue to each tendering holder a certificate for the number of shares of Surviving Company Common Stock and/or Surviving Company Preferred Stock to which such holder is entitled pursuant to
Section 1.1.1 hereof. In the event that any certificates representing shares of NetSelect Stock or InfoTouch Common Stock shall have been lost, stolen, destroyed or were never issued to such holder by NetSelect or InfoTouch, as the case may be, upon the making of an affidavit of that fact by the holder of such NetSelect Stock or InfoTouch Stock claiming such certificate to be lost, stolen, destroyed or that such certificate was never issued to such holder, subject to
Section 1.5 hereof with respect to the NetSelect Stockholders, the Surviving Company shall issue in exchange for such lost, stolen or destroyed or never issued certificate the shares of Surviving Company Common Stock and/or Surviving Company Preferred Stock that such holder is entitled to receive pursuant to
Section 1.1.1 hereof; provided, however, that the Surviving Company may in its
                      --------  -------
discretion and as a condition precedent to the issuance thereof, require such holder to provide the Surviving Company with an indemnity agreement against any claim that may be made against the Surviving Company with respect to the certificate alleged to have been lost, stolen or destroyed or never issued to such holder by NetSelect or InfoTouch.

               6.2.3 No dividends or distributions payable to holders of record of NetSelect Stock after the Effective Time, or cash payable in lieu of fractional shares, will be paid to the holder of any unsurrendered NetSelect Certificate(s) until the holder of the NetSelect Certificate(s) surrenders such NetSelect Certificate(s), or in the case of lost, stolen, destroyed or never issued certificates, the affidavit and indemnity required under Section 6.2.2. above. Subject to the effect, if any, of applicable escheat and other laws, following surrender of any NetSelect Certificate(s), there will be delivered to the person entitled thereto, without interest, the amount of any dividends and distributions therefor paid with respect to Surviving Company Common Stock and/or Surviving Company Preferred Stock so withheld as of any date subsequent to the Effective Time and prior to such date of delivery.

               6.2.4 All Surviving Company Common Stock and/or Surviving Company Preferred Stock delivered upon the surrender of NetSelect Stock or InfoTouch Common Stock in accordance with the terms hereof will be deemed to have been delivered in full satisfaction of all rights pertaining to such NetSelect Stock or InfoTouch Common Stock. There will be no further registration of transfers on the stock transfer books of NetSelect or its transfer agent of the NetSelect Stock. If, after the Effective Time, Certificates are presented for any reason, they will be canceled and exchanged as provided in this Section 6.2.

               6.2.5 Until the Certificates representing NetSelect Stock or InfoTouch Common Stock outstanding immediately prior to the Merger are surrendered pursuant to Section 6.2.2 above, such certificates will be deemed, for all purposes, to evidence ownership of the number of shares of Surviving Company Common Stock and/or Surviving Company Preferred Stock into which such NetSelect Stock will have been converted or such InfoTouch Common Stock reclassified.

         6.3 Assumption of NetSelect Options and NetSelect Warrants. Promptly after the Effective Time, the Surviving Company will notify in writing each holder of a NetSelect Option and a NetSelect Warrant of the assumption of such NetSelect Option and/or NetSelect Warrant by the Surviving Company, and the number of shares of Surviving Company Common Stock and/or Surviving Company Preferred Stock or other Surviving Company equity that are then subject to such option and/or warrant and the exercise price of such option and/or warrant, as determined pursuant to Sections 1.1, 1.3 and 1.4 hereof.

     7.  Conditions To Obligations of InfoTouch

         InfoTouch's obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by InfoTouch, but only in a writing signed by InfoTouch):

         7.1 Accuracy of Representations and Warranties. The representations and warranties of NetSelect set forth in Section 3 shall be true and accurate in every material respect on and as of the Closing with the same force and effect as if they had been made at the Closing, and InfoTouch shall receive a certificate to such effect executed by NetSelect's Chief Executive Officer or Chief Financial Officer.

         7.2 Covenants. NetSelect shall have performed and complied in all material respects with all of its covenants contained in Section 5 on or before the Closing, and InfoTouch shall receive a certificate to such effect signed by NetSelect's Chief Executive Officer or Chief Financial Officer.

         7.3 Compliance with Law. There shall be no order, decree, or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

         7.4 Government Consents. There shall have been obtained at or prior to the Closing Date such permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to requirements under applicable federal and state securities laws.

         7.5 Opinion of NetSelect's Counsel. InfoTouch shall have received from counsel to NetSelect an opinion substantially in the form of Exhibit G.

         7.6 Documents. InfoTouch shall have received all written consents, assignments, waivers, authorizations or other certificates reasonably deemed necessary by InfoTouch's legal counsel for InfoTouch to consummate the transactions contemplated hereby.

         7.7 Stockholder Approval. The InfoTouch Stockholder Approval and NetSelect Stockholder Approval shall have been obtained.

         7.8 No Litigation. No litigation or proceeding shall be threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, or which could be reasonably expected to have a material adverse effect on the present or future operations or financial condition of NetSelect.

         7.9 InfoTouch Dissenting Shares. The InfoTouch Dissenting Stockholders shall not own in the aggregate more than five percent (5%) of all of the InfoTouch Stock outstanding immediately prior to the Effective Time of the Merger.

         7.10 Consents. InfoTouch shall have received duly executed copies of all material third-party consents and approvals contemplated by this Agreement or the InfoTouch Disclosure Schedule and NetSelect Disclosure Schedule, in form and substance reasonably satisfactory to InfoTouch, except for such consents and approvals as InfoTouch and NetSelect shall have agreed shall not be obtained.

         7.11 Stock Redemption Agreement. InfoTouch shall have received the Stock Redemption Agreement executed by InfoTouch and the Redeeming Stockholders, providing for the repurchase of certain of the Surviving Company Common Stock held by such Redeeming Stockholder after the Merger.

         7.12 NetSelect Stockholder Investment Representation Letter. Each NetSelect Stockholder who is exchanging NetSelect Stock in the Merger shall have executed and delivered to InfoTouch and NetSelect the NetSelect Investment Representation Letter.

         7.13 Amendment of NetSelect Stockholders' Agreement and RealSelect Stockholders' Agreement. As of the Closing, (i) the NetSelect Stockholders' Agreement shall have duly amended and restated pursuant to the Amended and Restated NetSelect Stockholders' Agreement substantially in the form attached hereto as Exhibit H (the "Restated NetSelect Stockholders' Agreement"), shall be assumed by the Surviving Company and shall be in full force and effect, and (ii) the RealSelect Stockholders' Agreement shall have been duly amended and restated pursuant to the Amended and Restated RealSelect Stockholders' Agreement substantially in the form attached hereto as Exhibit I (the "Restated RealSelect Stockholders' Agreement") and be in full force and effect.

         7.14 Absence of Material Adverse Change. There shall not have been, in the reasonable judgment of the Board of Directors of InfoTouch, any material adverse change in the business or financial condition of NetSelect.

     8.  Conditions To Obligations of NetSelect

         The obligations of NetSelect hereunder are subject to the fulfillment or satisfaction on, and as of the Closing, of each of the following conditions (any one or more of which may be waived by NetSelect, but only in a writing signed by NetSelect):

         8.1 Accuracy of Representations and Warranties. The representations and warranties of InfoTouch set forth in Section 2 shall be true and accurate in every material respect on and as of the Closing with the same force and effect as if they had been made at the Closing, and NetSelect shall receive a certificate to such effect executed by InfoTouch's President or Chief Financial Officer.

         8.2 Covenants. InfoTouch shall have performed and complied in all material respects with all of its covenants contained in Section 4 on or before the Closing, and NetSelect shall receive a certificate to such effect signed by InfoTouch's President or Chief Financial officer.

         8.3 Absence of Material Adverse Change. There shall not have been, in the reasonable judgment of the Board of Directors of NetSelect, any material adverse change in the business or financial condition of InfoTouch.

         8.4 Compliance with Law. There shall be no order, decree, or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

         8.5 Government Consents. There shall have been obtained at or prior to the Closing Date such permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to requirements under applicable federal and state securities laws.

         8.6 Opinion of InfoTouch's Counsel. NetSelect shall have received from counsel to InfoTouch an opinion substantially in the form of Exhibit J.

         8.7 Consents. NetSelect shall have received duly executed copies of all material third-party consents, approvals, assignments, waivers, authorizations or other certificates contemplated by this Agreement or the InfoTouch Disclosure Schedule and NetSelect Disclosure Schedule or reasonably deemed necessary by NetSelect's legal counsel to provide for the continuation in full force and effect of any and all material contracts and leases of InfoTouch and NetSelect and for NetSelect to consummate the transactions contemplated hereby in a form and substance reasonably satisfactory to NetSelect, except as InfoTouch and NetSelect shall have otherwise agreed shall not be obtained.

         8.8 No Litigation. No litigation or proceeding shall be threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, or which could be reasonably expected to have a material adverse effect on the present or future operations or financial condition of InfoTouch.

         8.9 Stockholder Approvals. The InfoTouch Stockholder Approval and NetSelect Stockholder Approval shall have been obtained.

         8.10 Dissenting Shares. NetSelect Dissenting Stockholders shall not own in the aggregate more than five percent (5%) of the shares of NetSelect Stock immediately prior to the Effective Time.

         8.11 Termination of InfoTouch Stockholder Agreement. At the Closing, the Termination Agreement by and among NetSelect, InfoTouch, the NAR, RIN and certain of the InfoTouch Stockholders, substantially in form attached hereto as Exhibit K (the "Termination Agreement"), terminating the InfoTouch Stockholder Agreement, shall have been duly executed, delivered and in full force and effect.

         8.12 Amendment of NetSelect Stockholders' Agreement and RealSelect Stockholders' Agreement. As of the Closing, (i) the Restated NetSelect Stockholders' Agreement shall have been duly executed and delivered, and shall be assumed by the Surviving Company and shall be in full force and effect, and
(ii) the Restated RealSelect Stockholders' Agreement shall have been duly executed and delivered and in full force and effect.

         8.13 NetSelect Stockholder Investment Representation Letter. Each NetSelect Stockholder who is exchanging NetSelect Stock in the Merger shall have executed and delivered to InfoTouch and NetSelect the NetSelect Investment Representation Letter.

         8.14 Escrow Agreement. InfoTouch and NetSelect shall have received the Escrow Agreement executed by all parties thereto.

         8.15 Stock Redemption Agreement. InfoTouch and NetSelect shall have received the Stock Redemption Agreement executed by InfoTouch and the Redeeming Stockholders, providing for the repurchase of certain of the Surviving Company Common Stock held by such Redeeming Stockholders after the Merger.

         8.16 Termination of Rights. Any registration rights, rights of refusal, rights to any liquidation preference, or redemption rights of any InfoTouch Stockholder shall have been terminated or waived as of the Closing.

         8.17 Satisfactory Form of Legal and Accounting Matters. The form, scope and substance of all legal and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be acceptable to NetSelect's counsel.

         8.18 Resignations of InfoTouch Officers and Directors. The persons who were the directors and officers of InfoTouch immediately prior to the Effective Time shall have resigned as directors and officers of InfoTouch effective as of the Effective Time, and immediately after such time the directors and the officers of the Surviving Company shall be the persons who were the directors and officers of NetSelect immediately prior to the Effective Time.

         8.19 Amendment of InfoTouch Bylaws and Reverse Stock Split. At the Effective Time, the Bylaws of the Surviving Company shall be amended and restated in the form of the Amended Bylaws attached hereto and in full force and effect, and immediately before the Effective Time, InfoTouch shall have effected the Reverse Stock Split.

     9.  Termination of Agreement

         9.1  Termination Prior to Closing.

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

              9.1.1 This Agreement may be terminated at any time prior to the Closing by the mutual written consent of NetSelect and InfoTouch.

              9.1.2 Unless otherwise agreed by the parties hereto, this Agreement will be terminated if all conditions to the Closing have not been satisfied or waived on or before February 28, 1999.

              9.1.3. By NetSelect if any of the conditions precedent to NetSelect's obligations set forth in Section 8 above have not been fulfilled or waived at and as of the Closing; or

              9.1.4. By InfoTouch if any of the conditions precedent to InfoTouch's obligations set forth in Section 7 above have not been fulfilled or waived at and as of the Closing.

              9.1.5. This Agreement may be terminated prior to the Closing, by NetSelect, if there has been a breach by InfoTouch of any representation, warranty, covenant or agreement set forth in this Agreement on the part of InfoTouch, or if any representation or warrant of InfoTouch shall have become untrue, in either case, which InfoTouch fails to cure within a reasonable time, not to exceed 5 days, after written notice thereof.

              9.1.6. This Agreement may be terminated prior to the Closing, by InfoTouch, if there has been a breach by NetSelect of any representation, warranty, covenant or agreement set forth in this Agreement on the part of NetSelect, or if any representation or warrant of NetSelect shall have become untrue, in either case, which NetSelect fails to cure within a reasonable time, not to exceed 5 days, after written notice thereof.

         Any termination of this Agreement under this Section 9.1 will be effective by the delivery of notice of the terminating party to the other party hereto.

         9.2  No Liability.  Any termination of this Agreement pursuant to this
Section 9 will be without further obligation or liability upon any party in favor of the other party hereto, provided, however, that nothing herein will limit the obligation of NetSelect and InfoTouch to use their best efforts (prior to termination of this Agreement) to cause the Merger to be consummated, as set forth in Sections 4.10 and 5.5 hereof, respectively.

    10.  Survival of Representations and Warranties; Indemnification


         10.1 Survival of Representations. All representations and warranties of InfoTouch contained in this Agreement or in any other agreement, document or certificate delivered in connection with the Merger will remain operative and in full force and effect, regardless of any investigation made or knowledge acquired by or on behalf of the parties to this Agreement, until the earlier of
(i) the closing of an
underwritten registered public offering of shares of Surviving Company Common Stock under the Securities Act, or (ii) the earlier of (x) the date upon which the Surviving Company's auditors deliver to the Surviving Company the audited consolidated financial statements of the Surviving Company for the 1998 fiscal year, or (y) June 30, 1999; provided that any claim based upon fraud or intentional misrepresentation shall survive the Closing Date for the applicable statutory limitations period and shall otherwise not be limited to the Escrow Shares. The covenants and agreements contained in this Agreement or in any other document or certificate delivered in connection with the Merger which are to be performed after the Closing Date shall survive the Closing Date and shall continue until all obligations with respect thereto shall have been performed or satisfied or shall have been terminated in accordance with their terms. All representations and warranties of NetSelect contained in this Agreement or in any other agreement, document or certificate delivered in connection with the Merger will remain operative and in full force and effect until the earlier of the Closing or the termination of this Agreement, after which time all such representations and warranties will expire; provided that any claim based upon fraud or intentional misrepresentation shall survive the Closing Date for the applicable statutory limitations period.

         10.2 Agreement to Indemnify. Subject to the limitations set forth in this Section 10, InfoTouch will indemnify, defend and hold harmless, each NetSelect Stockholder (hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against any and all claims, demands, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees and costs (hereinafter referred to as "Damages"), arising out of any inaccuracy, misrepresentation or breach of or default in connection with any of the representations, warranties and covenants given or made by InfoTouch in this Agreement, the InfoTouch Disclosure Schedule or any agreement, certificate, document or instrument delivered by or on behalf of InfoTouch pursuant hereto.

         10.3 Indemnification Procedure. In seeking indemnification for Damages under Section 10.2 hereof, the Indemnified Persons, acting through the N/S Representatives, shall only exercise their remedies with respect to the Escrow Shares; and no such claim for Damages will be asserted after the expiration of the Escrow Period. Except for liability based on a claim of fraud or intentional misrepresentation, or liabilities or damages of NetSelect described in Section 9.2 hereof in connection with the termination of the Agreement prior to the Closing, (x) the Surviving Company shall have no liability to an Indemnified Person under this Agreement, except to the extent of the Escrow Shares and any other assets deposited under the Escrow Agreement, (y) the remedies set forth in this Section 10 shall be the exclusive remedies of the NetSelect Stockholders and the other Indemnified Persons under this Agreement against the Surviving Company, and (z) the Indemnified Persons shall act only through the N/S Representative as provided in the Escrow Agreement. The indemnification provided in this Section 10 shall not apply until the aggregate Damages for which such Indemnified

Persons would be otherwise entitled to receive indemnification exceed $100,000 (the "Threshold"). Once such aggregate Damages exceed the Threshold, such Indemnified Parties shall be entitled to indemnification for the aggregate amount of all Damages to the extent such Damages exceed the Threshold.

     11.  Post Closing Covenants of the Parties.

          11.1 Merger of Surviving Company and NS LLC. The Surviving Company agrees that it will use its best efforts to consummate LLC Merger as soon as possible after the Closing Date pursuant to the terms and conditions of the LLC Merger Agreement. NetSelect and InfoTouch each agree to cooperate fully with the other and to execute, deliver and/or file such further instruments, documents and agreements and to give such further written assurances, and to take any other action as may be reasonably requested by any other party to evidence, reflect and effect the LLC Merger described herein and contemplated hereby and to carry into effect the intent and purpose of the LLC Merger Agreement.

          11.2 Redemption of Certain InfoTouch Stockholders. The Surviving Company and the Redeeming Stockholders (defined in Recital C hereof) who execute and deliver the Redemption Agreement agree to use their best efforts to consummate, as soon as is practicable after the Closing Date, the InfoTouch Redemption under the terms of the Stock Redemption Agreement. InfoTouch and each Redeeming Stockholder agree to cooperate fully with the other and to execute, deliver and/or file such further instruments, documents and agreements and to give such further written assurances, and to take any other action as may be reasonably requested by any other party to evidence, reflect and effect the repurchase of the Surviving Company Common Stock pursuant to the Stock Redemption Agreement.

     12.  MISCELLANEOUS

          12.1 Governing Law; Consent to Jurisdiction. The internal laws of the State of Delaware (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. The parties agree that, except for indemnity claims covered under the Escrow Agreement, all actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the state and federal courts located in the County of Los Angeles, state of California, and each party hereby stipulates that the state and federal courts located in the County of Los Angeles, state of California shall have in personal jurisdiction and venue over each such party for the purpose or litigating any dispute, controversy or proceeding arising out of or related to this Agreement.

          12.2 Assignment; Binding Upon Successors and Assigns. No party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto; provided that NetSelect may assign this
                                   --------
Agreement in connection with a merger or consolidation of NetSelect or the sale of all or substantially all of its assets. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         12.3 Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

         12.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of the parties reflected hereon as signatories.

         12.5 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

         12.6 Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. The Agreement may be amended by the parties hereto at any time before or after the NetSelect Stockholder Approval or the InfoTouch Stockholder Approval, but, after such approval, no amendment will be made which by applicable law requires the further approval of the NetSelect Stockholders or InfoTouch Stockholders without obtaining such further approval.

         12.7 No Waiver. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

         12.8 Expenses. Each party will bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated hereby;

provided, however, that the InfoTouch will bear the fees and expenses of Troop, Meisinger, Steuber & Pasich LLP, special counsel to InfoTouch.

         12.9 Attorneys' Fees. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

         12.10 Notices. Any notice or other communication required or permitted to be given under this Agreement will be in writing and will be delivered personally, by facsimile, by nationally reputable overnight courier service or by registered or certified mail, postage prepaid, and will be deemed given upon delivery, if delivered personally, upon mechanical confirmation of receipt, if delivered by facsimile, the next following business day, if by overnight courier, or three days after deposit in the mails, if mailed, to the following addresses:

                (i)  If to NetSelect:


                     NetSelect, Inc.
                     225 W. Hillcrest Drive, Suite 100
                     Thousand Oaks, California 91360
                     Attention:  Chief Executive Officer
                     Telecopy no:  805-557-2680

                     with a copy to

                     Mark C. Stevens
                     Fenwick & West LLP
                     Two Palo Alto Square
                     Palo Alto, California 94306
                     Telecopy no.: 650-494-1417

                (ii) If to InfoTouch or the Surviving Company:


                     InfoTouch Corporation
                     225 W. Hillcrest Drive, Suite 100
                     Thousand Oaks, California 91360
                     Attention:  President
                     Telecopy no: 805-557-2680

                     With a copy to:

                     Troop, Steuber, Pasich, Reddick & Tobey LLP
                     2029 Century Park East
                     24th Floor
                     Los Angeles, CA  90067
                     Attn:  Scott Galer, Esq.
                     Fax No. (310) 728-2200

or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 12.10.

         12.11 Construction of Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an Exhibit will mean a Section in, or Exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

         12.12 No Joint Venture. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between any of the parties hereto. Except as otherwise expressly set forth herein, no party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

         12.13 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

         12.14 Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

         12.15 Confidentiality. The parties hereto recognize that they have received and will receive confidential information concerning the other during the course of the Merger negotiations and preparations, including but not limited to the terms of this Agreement, the Merger and the other agreements to be executed in connection with the Merger and information and disclosures contained in the Information Statement. Accordingly, the parties each agree (a) to use its respective best efforts to prevent the unauthorized disclosure of any confidential information concerning the other that was or is disclosed during the course of such negotiations and preparations, and is clearly designated in writing as confidential at the time of disclosure, and (b) to not make use of or permit to be used any such confidential information other than for the purpose of effectuating the Merger and related transactions. The obligations of this section will not apply to information that (i) is or becomes part of the public domain, (ii) is disclosed by the disclosing party to third parties without restrictions on disclosure, (iii) is received by the receiving party from a third party without breach of a nondisclosure obligation to the other party or
(iv) the disclosing party reasonably believes is required to be disclosed by law. If this Agreement is terminated, all copies of documents containing confidential information shall be returned by the receiving party to the disclosing party.

         12.16 Entire Agreement. This Agreement and the exhibits hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

                           [Execution Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


"NetSelect"                          "InfoTouch"

NETSELECT, INC.                      INFOTOUCH CORPORATION

By:  /s/ Stuart Wolff                 By:  /s/ Richard Janssen
   ----------------------------          ---------------------------------------

Its: Chief Executive Officer          Its: President and Chief Executive Officer
    ---------------------------           --------------------------------------

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